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                                                                       EXHIBIT 5

                               September 1, 1995

Tidewater Inc.
1440 Canal Street
New Orleans, Louisiana 70112

RE: Registration Statement on Form S-3

Gentlemen:

  We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on the date hereof with respect to the offer by the Selling Stockholders, as described therein, of up to 2,000,000 shares of Common Stock, $.10 par value per share (the "Shares"). In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                          Very truly yours,

                                          /s/ Jones, Walker, Waechter,
                                             Poitevent, Carrere & Denegre,
                                              L.L.P.

                                          Jones, Walker, Waechter, Poitevent,
                                          Carrere & Denegre, L.L.P.